CUMBERLAND PHARMACEUTICALS REPORTS
SECOND QUARTER 2016 FINANCIAL RESULTS

- Entered into Commercialization Agreement for Ethyol®
- Development Program for VasculanTM Initiated

NASHVILLE, TN (Tuesday, August 2, 2016) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced second quarter 2016 financial results with Net Revenues of $7.4 million and Adjusted Earnings of $0.7 million or $0.04 per share.
As of June 30, 2016, the Company had approximately $88 million in Total Assets including $50 million in cash and marketable securities. Total Liabilities were approximately $14 million and Total Shareholder’s Equity was just over $74 million. Cumberland also had approximately $43 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
QUARTER HIGHLIGHTS:

•	Announced the acquisition of exclusive U.S. rights to Ethyol®, through an agreement with the Clinigen Group plc.

•	Initiated a new clinical program to develop Vasculan™ (ifetroban) oral capsule for the treatment of systemic sclerosis.

•	Announced the expansion our Board of Directors with the addition of Caroline Young, former president of the Nashville Health Care Council.
"These are exciting times at Cumberland” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. "The company is embarking on a path which we believe will launch us on a growth trajectory. Many of the steps needed to do that have been put in place over the past year, and we now expect to begin seeing the results of those efforts.”

RECENT DEVELOPMENTS:

Ethyol®
Cumberland announced an agreement for the commercialization of Ethyol® (amifostine) in the United States. Ethyol is an FDA approved hospital product used to support the care of oncology patients. It is a cytoprotective drug indicated to support select patients undergoing radiation treatment as well as those undergoing chemotherapy for certain cancers.
This is the first product to be licensed by Cumberland from Clinigen Group plc under the Strategic Alliance entered into last year and also Cumberland’s first oncology product. Under the terms of the agreement, Cumberland will be responsible for all distribution, promotion, and medical support of the product in the U.S.

Vasculan™
Cumberland announced its third clinical development program for ifetroban to develop Vasculan™ (ifetroban) oral capsule for the treatment of systemic sclerosis. Systemic sclerosis (SSc), also called scleroderma, is a rare autoimmune disorder that affects the skin and internal organs. Scleroderma involves a hardening of the skin and internal organs including the lungs, kidneys, and gastrointestional tract.
The U.S. Food and Drug Administration has cleared Cumberland’s investigational new drug application for a Phase II clinical program for Vasculan, and the Company is in the process of setting up a Phase II study in several scleroderma centers across the country.

FINANCIAL RESULTS:
Net Revenue: For the three months ended June 30, 2016, net revenues were $7.4 million, compared to $8.9 million for the prior year period. Net revenue by product for the three months ended June 30, 2016, included $3.6 million for Kristalose®, $1.9 million for Acetadote®, including $1.2 million for the Company's Authorized Generic, $0.6 million for Caldolor®, $0.6 million for Omeclamox®-Pak, and $0.4 million for Vaprisol®. Kristalose remained the Company's largest selling brand and Caldolor remained the Company's fastest growing product with a sales increase of 37% compared to the prior year period
For the six months ended June 30, 2016, net revenues were $15.2 million compared to $17.6 million for the six months ended June 30, 2015.

Operating Expenses: Total operating expenses for the three months ended June 30, 2016 were $7.5 million, compared to $8.2 million during the prior year period. Operating expenses decreased during the quarter, including a $0.3 million improvement in general and administrative expense. These operating expenses included expenditures in preparation for the upcoming Ethyol product launch. While The Company has started investing in this new brand, it has worked to manage its overall expenditures in line with revenues.
Total operating expenses for the first six months of 2016 were $15.8 million compared to $16.9 million for 2015.

Earnings: Net income (loss) for the second quarter of 2016 was ($48,000) and $0.00 per diluted share compared to income of $0.4 million or $0.02 per diluted share in the prior year period. Adjusted Earnings for the second quarter were $0.7 million or $0.04 per share, compared to $1.6 million or $0.09 per share for the prior year period. The definition and reconciliation of Adjusted Earnings to net income is provided in this release.
Net income (loss) for the six months ended June 30, 2016 was ($0.3 million), or ($0.02) per share compared to income of $0.5 million or $0.03 per share in 2015. Adjusted Earnings for the six months ended June 30, 2016 were $2.1 million, or $0.13 per share compared to $3.2 million, or $0.18 per share in 2015.

Balance Sheet: At June 30, 2016, Cumberland had $50.4 million in cash and marketable securities, with approximately $35.8 million in cash and equivalents and $14.6 million in marketable securities. Total Assets at June 30, 2016 were $87.9 million. Total Liabilities were $13.5 million, including $3.5 million outstanding on our revolving line of credit, resulting in Total Shareholder's Equity of $74.5 million. Cumberland also had approximately $43 million in off-balance sheet tax net operating loss carryforwards, resulting from the prior exercise of stock options.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, August 2, 2016 at 4:30 p.m. Eastern Time to discuss the Company's second quarter 2016 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 47896838. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.
About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on acquisition, development, and commercialization of high-quality products that improve the quality of care for patients. The Company has a diverse product portfolio with a focus in the areas of hospital acute care and gastroenterology. Cumberland's marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, the first injectable treatment for pain and fever approved in the United States, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Vaprisol® (conivaptan) Injection, for the treatment of hyponatremia and Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease. Cumberland is dedicated to also developing innovative products that address unmet medical needs. The Company’s product candidates in clinical development include: Hepatoren® (ifetroban) Injection for the treatment of hepatorenal syndrome, Boxaban® (ifetroban) Oral Capsule for patients suffering from aspirin exacerbated respiratory disease, and VasculanTM (ifetroban) Oral Capsule for the treatment of systemic sclerosis. For more information on Cumberland Pharmaceuticals Inc., please visit www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com .
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.
About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S. Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.
About Ethyol® (amifostine)
Ethyol is indicated to reduce the cumulative renal toxicity associated with repeated administration of cisplatin in patients with advanced ovarian cancer. It is indicated to reduce the incidence of moderate to severe xerostomia in patients undergoing post-operative radiation treatment for head and neck cancer, where the radiation port includes a substantial portion of the parotid glands.

About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and Gloria Pharmaceuticals. The mission of CET is to bring biomedical technologies and products conceived at Vanderbilt University and other regional research centers to the marketplace. CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center, located in

Nashville, Tennessee, provides laboratory space, equipment and infrastructure to early-stage life sciences companies.

Forward-Looking Statements
This announcement contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766
SOURCE: Cumberland Pharmaceuticals Inc.
- MORE -

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$35,837,240	$38,203,059
Marketable securities	14,565,154	14,564,115
Accounts receivable, net of allowances	4,550,945	6,077,120
Inventories	4,921,681	4,270,143
Other current assets	4,117,059	3,997,637
Total current assets	63,992,079	67,112,074
Property and equipment, net	505,667	536,450
Intangible assets, net	20,881,286	21,168,596
Other assets	2,509,898	3,101,839
Total assets	$87,888,930	$91,918,959
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,667,440	$2,877,479
Other current liabilities	5,227,831	9,534,268
Total current liabilities	8,895,271	12,411,747
Revolving line of credit	3,500,000	1,700,000
Other long-term liabilities	1,119,201	987,429
Total liabilities	13,514,472	15,099,176
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 16,236,348 and 16,379,501 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	55,222,464	57,338,294
Retained earnings	19,248,459	19,549,614
Total shareholders’ equity	74,470,923	76,887,908
Noncontrolling interests	(96,465)	(68,125)
Total equity	74,374,458	76,819,783
Total liabilities and equity	$87,888,930	$91,918,959

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (loss)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net revenues	$7,414,835	$8,909,741	$15,152,367	$17,596,515
Costs and expenses:
Cost of products sold	1,155,261	1,237,001	2,379,200	2,398,842
Selling and marketing	3,272,279	3,505,486	6,971,241	7,036,401
Research and development	678,780	828,070	1,385,252	2,687,082
General and administrative	1,874,396	2,153,562	3,952,368	3,797,703
Amortization	539,428	511,691	1,070,198	998,440
Total costs and expenses	7,520,144	8,235,810	15,758,259	16,918,468
Operating income (loss)	(105,309)	673,931	(605,892)	678,047
Interest income	31,483	57,846	108,612	114,248
Interest expense	(28,247)	(18,489)	(48,689)	(34,039)
Income (loss) before income taxes	(102,073)	713,288	(545,969)	758,256
Income tax (expense) benefit	41,135	(318,990)	216,474	(337,446)
Net income (loss)	(60,938)	394,298	(329,495)	420,810
Net loss at subsidiary attributable to noncontrolling interests	12,894	11,700	28,340	31,469
Net income (loss) attributable to common shareholders	$(48,044)	$405,998	$(301,155)	$452,279
Earnings (loss) per share attributable to common shareholders
- basic	$—	$0.02	$(0.02)	$0.03
- diluted	$—	$0.02	$(0.02)	$0.03
Weighted-average shares outstanding
- basic	16,247,028	16,820,725	16,293,744	16,916,193
- diluted	16,247,028	17,184,345	16,293,744	17,294,087

Comprehensive income (loss) attributable to common shareholders	(48,044)	405,998	$(301,155)	$452,279
Net loss at subsidiary attributable to noncontrolling interests	12,894	11,700	28,340	31,469
Total comprehensive income (loss)	$(60,938)	$394,298	$(329,495)	$420,810

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$(329,495)	$420,810
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	1,171,437	1,143,002
Deferred tax benefit	533,067	23,593
Share-based compensation	408,226	549,603
Excess tax expense (benefit) derived from exercise of stock options	835,016	(313,955)
Noncash interest expense	37,323	19,782
Noncash investment gains	(51,213)	(44,870)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,526,175	(303,286)
Inventory	(651,538)	804,776
Other current assets and other assets	(97,871)	422,946
Accounts payable and other current liabilities	(4,061,546)	1,265,725
Other long-term liabilities	136,483	79,742
Net cash (used in) provided by operating activities	(543,936)	4,067,868
Cash flows from investing activities:
Additions to property and equipment	(70,454)	(62,291)
Purchases of marketable securities	(2,959,285)	(4,046,142)
Proceeds from sale of marketable securities	3,009,459	4,795,505
Additions to intangible assets	(1,077,547)	(2,740,001)
Net cash used in investing activities	(1,097,827)	(2,052,929)
Cash flows from financing activities:
Net borrowings on line of credit	1,800,000	1,700,000
Exercise of stock options	—	21,366
Excess tax (expense) benefit derived from exercise of stock options	(835,016)	313,955
Cash settlement of contingent consideration	—	(1,618,983)
Repurchase of common shares	(1,689,040)	(3,356,633)
Net cash used in financing activities	(724,056)	(2,940,295)
Net decrease in cash and cash equivalents	(2,365,819)	(925,356)
Cash and cash equivalents at beginning of period	38,203,059	39,866,037
Cash and cash equivalents at end of period	$35,837,240	$38,940,681

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Adjusted Earnings and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(48,044)	$—	$405,998	$0.02
Less: Net loss at subsidiary attributable to noncontrolling interests	12,894	—	11,700	—
Net income (loss)	(60,938)	—	394,298	0.02
Adjustments to net income (loss)
Income tax expense (benefit)	(41,135)	—	318,990	0.02
Depreciation and amortization expense	589,344	0.04	581,754	0.03
Share-based compensation (a)	233,448	0.01	303,128	0.02
Interest income	(31,483)	—	(57,846)	—
Interest expense	28,247	—	18,489	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$717,483	$0.04	$1,558,813	$0.09

Diluted weighted-average common shares outstanding:		16,523,680		17,184,345

	Six months ended June 30, 2016		Six months ended June 30, 2015
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(301,155)	$(0.02)	$452,279	$0.03
Less: Net loss at subsidiary attributable to noncontrolling interests	28,340	—	31,469	—
Net income (loss)	(329,495)	(0.02)	420,810	0.02
Adjustments to net income (loss)
Income tax expense (benefit)	(216,474)	(0.01)	337,446	0.02
Depreciation and amortization expense	1,171,437	0.07	1,143,002	0.07
Share-based compensation (a)	408,226	0.03	549,603	0.03
Product label expansion fees (b)	1,167,600	0.07	1,167,600	0.07
Gain on contingent consideration (c)	—	—	(381,037)	(0.02)
Interest income	(108,612)	(0.01)	(114,248)	(0.01)
Interest expense	48,689	—	34,039	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$2,141,371	$0.13	$3,157,215	$0.18

Diluted weighted-average common shares outstanding:		16,622,448		17,294,087

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents Cumberland's fee paid to the FDA in connection with a request for expanded pediatric labeling for Caldolor.

(c) Represents Cumberland's reduction in contingent liabilities as the result of a reduction in the cost of the Vaprisol acquisition.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.